Exhibit 99.1

Skystar Bio-Pharmaceutical Awarded High Technology Enterprise Certificate
Preferential Income Tax Rate Extended through 2011

XI'AN, CHINA, September 2, 2009 — Skystar Bio-Pharmaceutical Company (Nasdaq: SKBI) ("Skystar" or the “Company”), a China-based producer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today announced that the Company was awarded a High Technology Enterprise Certificate (“Certificate”) from the Shaanxi Province Ministry of Science and Technology, Shaanxi Province Ministry of Finance and Shaanxi Province State Administration of Taxation. This Certificate extends Skystar's 15% preferential income tax rate, rather than the statutory 25% tax rate, through December 31, 2011. The Company can extend the Certificate from January 1, 2012 through December 31, 2014. For the period beginning January 1, 2015 the Company will need to go through a re-certification process to keep the Certificate.

High Technology Enterprise Certificates are awarded to qualified enterprises that meet the following criteria: developing core intellectual property rights, receiving over 60% of their annual revenues from high-technology products/services, and perform highly technical research and development. Skystar initially received the Certificate in 2000 and has since received the 15% preferential tax rate.

“The criteria for obtaining this Certificate have become increasingly difficult,” said Weibing Lu, Skystar’s Chairman and Chief Executive Officer.  “However, our continued compliance with these evolving standards further validates our commitment to bringing new products to market and executing an effective R&D strategy. We are proud of the continuing recognition by the Chinese government for our contributions to China’s animal farming industry as we continue to grow our business. Skystar is executing on its immediate strategy to meet its 2009 objectives of 40 new product approvals, as well as complete the expansion of two production facilities to meet the growing demand for our products.”

About Skystar Bio-Pharmaceutical Company

Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 170 products, with over 40 additional products in the developmental stage. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

To be added to the Company's email distribution for future news releases, please send your request to skystar@tpg-ir.com.

Forward-looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts

The Piacente Group, Inc. (Investor Relations Counsel)
     Brandi Floberg
     (212) 481-2050
     skystar@tpg-ir.com

Skystar Bio-Pharmaceutical Company
     Scott Cramer
     Director - U.S. Representative
     (407) 645-4433
     scramer@skystarbio-pharmaceutical.com

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